Electronic Articles of Incorporation

For

CAPITAL EQUITY FINANCE, INC.

P06000156394
FILED
December 22, 2006
Sec. Of State
Ipool

The undersigned incorporates, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:
    CAPITAL EQUITY FINANCE, INC.

Article II

The principal place of business address:
    5775 BLUE LAGOON DRIVE
    100
    MIAMI, FL.   33126

The mailing address of the corporation is:
    5775 BLUE LAGOON DRIVE
    100
    MIAMI, FL.   33126

P06000156394
FILED
December 22, 2006
Sec. Of State
Ipool

Article III

The purpose for which this corporation is organized is:
    ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:
    100000000

Article V

The name and Florida street address of the registered agent is:
    RUSSELL C. WEIGEL, III, P.A.
    5775 BLUE LAGOON DRIVE
    100
    MIAMI, FL.   33126

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:   RUSSELL C. WEIGEL, III

Article VI

The name and address of the incorporator is:
    LUZ M. WEIGEL
    5775 BLUE LAGOON DRIVE
    100
    MIAMI, FL 33126

Incorporator Signature:   LUZ M. WEIGEL

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
    Title: P
    LUZ M WEIGEL
    5775 BLUE LAGOON DRIVE
    MIAMI, FL.   33126